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Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Bank of Granite Corporation has two wholly owned subsidiaries as follows:

                                        Date of         State of
              Name                   Incorporation    Incorporation
Bank of Granite                     August 2, 1906    North Carolina
Granite Mortgage, Inc.*              June 24, 1985    North Carolina

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* Formerly GLL & Associates, Inc.